Exhibit 10.4

SECURITY AGREEMENT

among

HUNTSMAN LLC

CERTAIN SUBSIDIARIES OF HUNTSMAN LLC,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent

Dated as of October 14, 2004

i

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), dated as of October 14, 2004, is by and among each of the undersigned (each, an “Assignor” and, together with any other entity that becomes a party hereto pursuant to Section 14.2 hereof, collectively, the “Assignors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (the “Collateral Agent”) for the benefit of (i) the Lenders and the Administrative Agent under the Credit Agreement hereinafter referred to; and (ii) if one or more Lenders (or any Affiliate thereof) has heretofore entered into or hereafter enters into one or more (A) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (B) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (C) other types of hedging agreements (collectively, the “Hedging Agreements”) with, or guaranteed by, an Assignor, any such Lender or Lenders or any Affiliate of such Lender or Lenders (even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) so long as any such Lender or Affiliate participates in the extension of such Hedging Agreements and their subsequent assigns, if any (collectively the “Secured Parties” or the “Secured Party”).  Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as so defined.

W I T N E S S E T H :

WHEREAS, Huntsman LLC, a Utah limited liability company (the “Company”), the other borrowers parties thereto (together with the Company, the “Borrowers”), the financial institutions (the “Lenders”) from time to time party thereto and Deutsche Bank Trust Company Americas, as administrative agent (together with any successor agent, the “Administrative Agent”) and Collateral Agent, are contemporaneously herewith entering into a Revolving Credit Agreement dated as of the date hereof, providing for up to $350 million in revolving loans (as the same may hereafter be amended, modified, extended, renewed, replaced, restated, waived or supplemented from time to time, and including any agreement extending the maturity of or restructuring of all or any portion of the Indebtedness under such agreement or any successor agreements, the “Credit Agreement”);

WHEREAS, the Company, Deutsche Bank Trust Company Americas, as administrative agent and the financial institutions parties thereto are also contemporaneously herewith entering into a Term Credit Agreement dated as of the date hereof providing for the making of term loans as contemplated therein;

WHEREAS, the Company has issued $455.4 million in aggregate principal amount of Senior Secured Notes due 2010 (together with any additional notes issued under the Senior Secured Notes Indenture (as hereinafter defined) which are permitted to be issued under the Credit Agreement, the “Senior Secured Notes”) under an Indenture, dated as of September 30, 2003, among the Company, the Assignors parties thereto as guarantors, and HSBC Bank USA, as trustee thereunder (such trustee, the “Senior Secured Notes Trustee”, and such indenture, as amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Senior Secured Notes Indenture”);

WHEREAS, the Assignors may have from time to time before the date hereof, entered into, or guaranteed, one or more Hedging Agreements each as described on Schedule A hereto (collectively, the “Existing Hedging Agreements”);

WHEREAS, the Assignors may at any time and from time to time enter into, or guarantee, one or more Hedging Agreements;

WHEREAS, pursuant to the Subsidiary Guarantee Agreement, each Assignor (other than the Company) has jointly and severally guaranteed to the Secured Parties the payment when due of all obligations of the Borrowers under or with respect to the Loan Documents and the Hedging Agreements;

WHEREAS, HSCC has guaranteed to the Secured Parties (other than the Senior Secured Notes Trustee and the holders of the Senior Secured Notes) the payment when due of all obligations of the Borrowers under or with respect to the Loan Documents and the Hedging Agreements; and

WHEREAS, each Assignor desires to execute this Agreement in order to satisfy the conditions under the Credit Agreement.

NOW, THEREFORE, in consideration of the extensions of credit to be made to each Assignor and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Parties and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

ARTICLE I
SECURITY INTERESTS

Section 1.1.           Grant of Security Interests.

(a)  As collateral security for the prompt and complete payment and performance when due by each Assignor of all of such Assignor’s Obligations, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make the Loans and provide the other financial accommodations to the Borrowers contemplated therein, each such Assignor does hereby grant, pledge, assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent, in its capacity as Collateral Agent hereunder, subject to Section 1.2, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired or created: (i) all cash, accounts, Deposit Accounts, Investment Property, securities accounts, deposits, securities and insurance policies now or at any time hereafter in the possession or under control of such Assignor or its respective bailees and any interest therein, (ii) each and every Receivable, (iii) all Contracts, together with all Contract Rights arising thereunder, and all equity and debt securities and other interests in any and all Unrestricted Subsidiaries, (iv) all Inventory, (v) any cash collateral account established with respect to such Assignor and all monies, securities and instruments deposited or required to be deposited in such cash collateral account, (vi) all Equipment, (vii) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks, (viii) all

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Patents and Copyrights, and all reissues, renewals or extensions thereof, (ix) all computer programs and all intellectual property rights therein and all other proprietary information, including, but not limited to, Trade Secrets, (x) all vehicles, aircraft, vessels, barges, railcars, rolling stock and fixtures, together with accessions thereto and replacement parts therefor, (xi) (A) all Intercompany Notes described in Schedule B (as it may, from time to time, be supplemented in accordance with the terms hereof), all other Intercompany Notes and all other promissory notes which are pledged to the Collateral Agent or otherwise become a part of the Collateral; (B) all shares of capital stock described in Schedule C (as it may, from time to time, be supplemented in accordance with the terms hereof) and all other shares of capital stock or other equity interests; and (C) all Stock Rights, (xii) all books and records, customer lists, ledger cards, credit files, print-outs, and other materials and records pertaining to any of the foregoing, whether now owned or hereafter acquired, (xiii) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments, (xiv) all Letter-of-Credit Rights, (xv) any existing Commercial Tort Claims, (xvi) all other personal property of such Assignor, whether now owned or hereafter acquired, (xvii) all documents of title evidencing or issued with respect to any of the foregoing, and (xviii) all Proceeds and products of any and all of the foregoing (including, without limitation, all insurance and claims for insurance effected or held for the benefit of such Assignor in respect thereof) (all of the above, as limited below, collectively, the “Collateral”); provided, however, that the security interests granted hereunder shall not cover any Assignor’s right, title and interest in any (1) Contract, lease, license or other agreement which by its terms expressly prohibits in a legally valid manner the granting of a security interest therein, (2) any asset described in clauses (v) or (w) of Section 7.10(a) of the Credit Agreement (except, in the case of any asset described in clause (w) of Section 7.10(a) of the Credit Agreement, to the extent that the Lender (as defined in that certain Loan Agreement by and among Huntsman Headquarters Corporation, Huntsman Petrochemical Corporation, Huntsman Chemical Corporation, Huntsman Packaging Corporation and U.S. Bank of Utah dated as of December 17, 1996 (the “Headquarters Loan Agreement”)) has consented to the grant by Huntsman Headquarters Corporation of a security interest in any Collateral (as defined in the Headquarters Loan Agreement) hereunder); and (3) capital stock not required to be pledged hereunder pursuant to Section 7.10(c) or 7.10(e) of the Credit Agreement.

(b)  The Pledged Intercompany Notes listed on Schedule B and the certificates representing the Pledged Stock listed on Schedule C (other than the shares of capital stock of Foreign Subsidiaries which are not certificated) shall have been delivered to the Collateral Agent together with appropriate undated note powers and stock powers duly executed in blank on or before the date hereof.  Neither the Collateral Agent nor any Secured Party shall be obligated to preserve or protect any rights with respect to the Pledged Intercompany Notes or the Pledged Stock or to receive or give any notice with respect thereto whether or not the Collateral Agent or any Secured Party is deemed to have knowledge of such matters.

(c)  The assignments and security interests under this Agreement granted to the Collateral Agent shall not relieve any Assignor from the performance of any term, covenant, condition or agreement on such Assignor’s part to be performed or observed under or in respect of any of the Collateral pledged by it hereunder or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on the Collateral Agent to perform or observe any such term, covenant, condition or agreement on such Assignor’s part to be so performed or observed or impose any liability on the Collateral Agent for any act or omission on

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the part of such Assignor relative thereto or for any breach of any representation or warranty on the part of such Assignor contained in this Agreement or any other Loan Document, or in respect of the Collateral pledged by it hereunder or made in connection herewith or therewith.  The obligations of each Assignor contained in this paragraph shall survive the termination of this Agreement and the discharge of such Assignor’s other obligations hereunder.

(d)  The security interests of the Collateral Agent under this Agreement extend to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

Section 1.2.           Acknowledgement of Subordinated Lien Position.  It is acknowledged and agreed that, as between the holders of the Term Credit Agreement Obligations and the Obligations, the Liens granted hereby and by the other Security Documents on the Collateral (other than the Collateral referenced on Annex I to the Intercreditor Agreement) (the “Term Credit Agreement First Lien Collateral”) are intended to be junior and subject in all respects to the Liens on the Term Credit Agreement First Lien Collateral created pursuant to the Security Documents (as defined in the Term Credit Agreement).  Each of the Secured Parties agrees that all the rights hereunder are subject to the terms of the Second Amended and Restated Intercreditor Agreement, a copy of which is attached as Exhibit 1.2 hereto (as amended, modified, supplemented, replaced or restated, the “Intercreditor Agreement”).

Section 1.3.           Power of Attorney.  Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise), in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

ARTICLE II
GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1.           General Representations and Warranties.  In addition to and not in limitation of any of the representations and warranties of any Assignor made to the Collateral Agent or any Secured Party, each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

(a)  such Assignor has good and marketable title in fee simple to, or a valid leasehold interest in, or a valid contractual agreement to use, all its material real property, and good title to, or a valid leasehold interest in, or a valid contractual agreement to use, all its other material property, and none of such property is subject to any Lien except for Permitted Liens;

(b)  this Agreement (together, with respect to the shares of capital stock of Foreign Subsidiaries, such other necessary or advisable pledge agreements or other security agreements or instruments properly executed, delivered, recorded and registered by the holder of such shares under all applicable foreign laws) creates security interests which are enforceable against such

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Assignor in all Collateral now owned and hereafter acquired by such Assignor and which are, upon filing of all appropriate financing statements, intellectual property filings, railcar filings and, with respect to shares of capital stock in Foreign Subsidiaries, any necessary filings in foreign jurisdictions contemplated hereby and the delivery of the Pledged Securities to the Collateral Agent in accordance with the terms hereof (other than with respect to the shares of capital stock of Foreign Subsidiaries which are not certificated), perfected security interests (other than in the Excluded Foreign or Transportation Assets);

(c)  such Assignor is the direct and sole legal and equitable owner of any and all Pledged Debt and Pledged Intercompany Notes indicated on Schedule B as being owned by it.  Such Assignor has good and marketable title to such Pledged Debt and has all requisite rights, power, and authority to pledge and deliver such Pledged Debt to the Collateral Agent pursuant hereto.  Such Pledged Debt is free and clear of all Liens, other than Permitted Liens.  Such Assignor has not amended any term of or waived any rights under the Pledged Intercompany Notes held by it.  The pledge, assignment and delivery of the Pledged Intercompany Notes to or on behalf of the Collateral Agent pursuant to this Agreement creates a valid, continuing, perfected Lien on such Pledged Intercompany Notes in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, subject only to Section 1.2; and

(d)  such Assignor is the record and beneficial owner of each share of the Pledged Stock indicated on Schedule C as being owned by it and such Pledged Stock represents the percentage (on a fully diluted basis) of the issued and outstanding capital stock of its issuer as set forth on Schedule C.  All of such shares of the Pledged Stock are duly authorized, validly issued, fully paid and non-assessable (or, with respect to the Foreign Subsidiaries, to the extent such concepts are applicable under the laws under which such Subsidiaries are organized).  Such Assignor has good and marketable title to such Pledged Stock and has all requisite rights, power, and authority to pledge and deliver such Pledged Stock to the Collateral Agent pursuant hereto (or, with respect to the shares of capital stock of any Foreign Subsidiaries that are not certificated, to execute, deliver, record and register any and all pledges or charges on such shares which are necessary or advisable to create a first priority perfected security interest in such shares).  Such Pledged Stock is free and clear of all Liens, options, warrants, puts, calls, or other rights of third persons, other than Permitted Liens.  The pledge, assignment and delivery of such Pledged Stock to or on behalf of the Collateral Agent pursuant to this Agreement creates valid, continuing, perfected Liens on such Pledged Stock in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, subject only to Section 1.2.  Each Assignor indicated on Schedule C as owning shares in a Foreign Subsidiary has executed and delivered and will promptly following the date hereof record and register, any and all pledges, charges and other instruments necessary to create valid, continuing, perfected Liens (or the equivalent rights under the applicable laws of the relevant foreign jurisdictions) on such Pledged Stock in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, subject to Section 1.2.

Section 2.2.           Necessary Filings.  All documents and instruments for all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interests granted by the Assignors to the Collateral Agent hereby in respect of the Collateral have been delivered by the Assignors to the Collateral Agent, and, upon the Collateral Agent’s accomplishing of all such filings, registrations and recordings, the security interests

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granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitute or shall constitute perfected security interests therein prior to the rights of all other Persons therein and subject to no other Liens except for Permitted Liens and is or shall be entitled to all the rights, priorities and benefits afforded by the Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests; provided, however, that the parties agree that no Assignor shall have any obligation hereunder to take any actions to perfect the security interests granted by such Assignor to the Collateral Agent hereunder in any Excluded Foreign or Transportation Assets.

Section 2.3.           No Liens.  Each Assignor is, and as to Collateral acquired by it from time to time after the date hereof, will be, the owner of or otherwise has the right to use all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Liens created hereby and Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

Section 2.4.           Other Financing Statements.  As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on file or of record in any relevant jurisdiction covering or purporting to cover any interest of any kind in the Collateral, except for (i) those evidencing Permitted Liens and (ii) financing statements for which valid termination statements have been previously filed or delivered to the Collateral Agent on the date hereof and, so long as any of the Obligations are in effect, no Assignor will execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or for those evidencing Permitted Liens.

Section 2.5.           Chief Executive Office; Records.  The chief executive office of each Assignor is located at the address indicated on Schedule 2.5 hereto for such Assignor.  No Assignor will move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5.  The originals of all documents evidencing all Receivables, Contract Rights and Trade Secrets of each Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office, at such other locations shown on Schedule 2.5 hereto or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.5.  All Receivables and Contract Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above.  No Assignor shall establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 30 days’ (or such shorter period as may be acceptable to the Collateral Agent) prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interests of the Collateral Agent in the Collateral intended to be granted and perfected hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel acceptable to the

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Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby.

Section 2.6.           Aircraft, Vehicles, Vessels and Railcars.  All aircraft, vehicles, vessels, barges, railcars and rolling stock owned by each Assignor (other than the Excluded Transportation Assets) are identified under such Assignor’s name on Schedule 2.6.  Each Assignor agrees that in the event it acquires or otherwise holds title to any aircraft, vessels, barges, railcars or rolling stock (other than the Excluded Transportation Assets) not otherwise identified on Schedule 2.6, such Assignor shall (A) give the Collateral Agent prompt written notice thereof, clearly describing such new aircraft, vessel, barges, railcars or rolling stock, and shall provide such other information in connection therewith as the Collateral Agent may request, and (B) take all actions reasonably satisfactory to the Collateral Agent to cause the security interests in the Collateral granted by it hereby to be, and continue at all times to be, fully perfected and in full force and effect.  The Collateral Agent hereby agrees, on behalf of the Secured Parties, that the Assignors shall not be obligated to perfect the Collateral Agent’s security interests in Excluded Transportation Assets; provided, however, that each Assignor agrees, within ten (10) days of its receipt of a written request from the Collateral Agent after the occurrence and during the continuance of an Event of Default, to take any and all actions necessary or reasonably requested by the Collateral Agent, including the execution and delivery of all documents and instruments necessary or reasonably requested by the Collateral Agent, to perfect the Collateral Agent’s security interests in any or all Excluded Transportation Assets owned by such Assignor.

Section 2.7.           Location of Inventory and Equipment.  All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Schedule 2.7 hereto.  Each Assignor agrees that all Inventory and Equipment (other than Inventory in transit in the ordinary course of business) now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Schedule 2.7 hereto or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.7.  Any Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent not less than 15 days (or such shorter period as may be acceptable to the Collateral Agent) prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request, (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Collateral Agent shall have received reasonable evidence that all other actions (including, without limitation, the payment of all filing

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fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby.

Section 2.8.           Recourse.  This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Loan Documents and, as applicable, the Hedging Agreements and otherwise in connection herewith or therewith.

Section 2.9.           Organizational Names; Jurisdictions of Organization.  No Assignor has or operates in any jurisdiction under, or in the preceding 12 months has had or has operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Schedule 2.9 hereto.  The true and correct corporation identification number or other applicable formation identification number of each Assignor, the exact legal name as it appears in official filings in the state of its incorporation or organization and the jurisdiction of incorporation or organization of each Assignor is set forth on Schedule 2.9 hereto.  No Assignor shall change its legal name or assume or operate in any jurisdiction under any new trade, fictitious or other name in any manner which might make any financing statement or continuation statement filed in connection therewith seriously misleading within the meaning of Article 9 of the UCC until (i) it shall have given to the Collateral Agent not less than 30 days’ prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new name, it shall have taken all action to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby.

Section 2.10.        Jurisdiction of Formation.  The state of incorporation or formation of each Assignor as of the date hereof is listed on Schedule 2.10.  Without limiting the prohibitions on mergers involving the Assignors contained in the Credit Agreement, no Assignor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof unless (i) it shall have given to the Collateral Agent not less than 30 days’ (or such shorter period as may be acceptable to the Collateral Agent) prior written notice of its intention to do so, clearly describing such reincorporation or reorganization, as the case may be, and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new jurisdiction, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interests of the Collateral Agent in the Collateral intended to be granted and perfected hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or

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supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby.

Section 2.11.        Commercial Tort Claims.  Except for matters disclosed on Schedule 2.11 hereto, as of the date hereof no Assignor has any material Commercial Tort Claims.  To the extent any material Commercial Tort Claim has been instituted and has not previously been disclosed on Schedule 2.11 hereto, the Assignors shall promptly deliver to the Collateral Agent an amended Schedule 2.11 which contains a written description of the nature of the case, the parties and the case number if one has been assigned by the applicable court, and such amended Schedule 2.11 shall be deemed to be a part hereof from and after such delivery without any action required on the part of the Collateral Agent.

Section 2.12.        Bring-Down of Representations and Warranties.  Except to the extent a representation or warranty is expressly made only as of a particular time, all representations and warranties made herein by each Assignor shall be deemed to have been made by such Assignor on the date of each Credit Event under the Credit Agreement on and as of the date of such Credit Event.

ARTICLE III
SPECIAL PROVISIONS CONCERNING RECEIVABLES;
CONTRACT RIGHTS; INSTRUMENTS

Section 3.1.           Additional Representations and Warranties.  The Assignors hereby agree with respect to the Receivables that as of the time when each Receivable arises, each Assignor shall be deemed to have represented and warranted to the Collateral Agent that such Receivable, and all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the best of such Assignor’s knowledge, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both; (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes); (iii) will, to the best of such Assignor’s knowledge, evidence true and valid obligations, enforceable in accordance with their respective terms; and (iv) will be in compliance and will conform in all material respects with all Requirements of Law.

Section 3.2.           Maintenance of Records.  Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts (other than Contracts that do not constitute Collateral), including, but not limited to, the originals (where available) of all documentation (including each Contract, other than Contracts that do not constitute Collateral) with respect thereto, records of all payments received, all credits granted

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thereon, all merchandise returned and all other dealings therewith, and that such Assignor will make the same available on such Assignor’s premises to the Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times upon demand.  Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, each Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts, other than Contracts that do not constitute Collateral) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor).  Upon the Collateral Agent’s reasonable request, each Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has security interests therein.

Section 3.3.           Disposition or Collection of Receivables.  No Assignor shall sell any material Receivable or Contract, or interest therein, owned by it without the prior written consent of the Collateral Agent, except as permitted by Section 8.6 of the Credit Agreement.  Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with its Receivables and Contracts and no Assignor will do anything to impair the rights of the Collateral Agent in the Receivables or Contracts.

Section 3.4.           Instruments.  If any Assignor owns or acquires any Instrument constituting Collateral, such Assignor will within ten (10) days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

Section 3.5.           Direction to Account Debtors; Contracting Parties, etc.  Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Assignor, such Assignor agrees that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent that such Assignor might have done, and, without notice to or assent by such Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, any cash collateral so paid to the Collateral Agent or account in the manner provided in Section 8.4.  The costs and expenses (including reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the applicable Assignor.

Section 3.6.           Further Actions.  Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments, Investment Property and other property or rights covered by the security interests hereby granted, as the Collateral Agent may reasonably require.

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ARTICLE IV
SPECIAL PROVISIONS CONCERNING MARKS

Section 4.1.           Additional Representations and Warranties.  Each Assignor represents and warrants as of the date hereof (or, in the case of an Assignor made party hereto pursuant to its execution of a supplement hereto in accordance with Section 14.2(d), as of the date of such supplement) that it is the true and lawful exclusive owner of the registrations and pending applications for Marks listed under its name in Schedule 4.1 and that said listed registrations and pending applications for Marks include all the registrations or pending applications in the United States Patent and Trademark Office that such Assignor now owns in connection with its business.  Each Assignor represents and warrants that, to its knowledge, it owns or is licensed to use all Marks that it uses.  Each Assignor further warrants that, except as indicated on Schedule 4.1, it is aware of no third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any Mark in any manner that is reasonably likely to cause a Material Adverse Effect.  Each Assignor further represents and warrants as of the date hereof (or a supplement hereto in accordance with Section 14.2(d), as of the date of such supplement) that the Marks listed under its name in Schedule 4.1 are valid, subsisting, have not been canceled, except with respect to any such Marks that are not necessary or material to the operation or financial condition of Assignor’s business.  Each Assignor represents and warrants that it owns or is licensed to use all United States trademark registrations and applications that it uses (other than any trademark registrations or applications that are not necessary or material to the operation or financial condition of Assignor’s business).  Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark and associated goodwill, and record the same.  Each Assignor agrees to update Schedule 4.1 from time to time at the request of the Collateral Agent (but no less frequently than annually) to reflect any new information required to be indicated thereon and will provide such supplement to the Collateral Agent in the form required by the Collateral Agent.

Section 4.2.           Divestitures.  Each Assignor hereby agrees not to divest itself of any material right under any Mark that is necessary or material to the operation or financial condition of such Assignor’s business absent prior written approval of the Collateral Agent, except in accordance with Section 8.6 of the Credit Agreement.

Section 4.3.           Infringements.  Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of such Assignor’s rights in and to any Significant Mark, or with respect to any party claiming that such Assignor’s use of any Significant Mark violates any property right of that party, in each case to the extent that such Assignor reasonably believes that, with respect to such infringement, if determined adversely to such Assignor, it could reasonably be expected to have a Material Adverse Effect.

Section 4.4.           Preservation of Marks.  Each Assignor shall have the duty to: (a) prosecute diligently any trademark application or service mark application that is a part of the

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Marks pending as of the date hereof or hereafter which are necessary or material to the operation or financial condition of such Assignor’s business; (b) make application for trademarks or service marks which are necessary or material to the operation or financial condition of such Assignor’s business; and (c) use its best efforts to maintain in full force and effect the Marks and the licenses therefor that are or shall be necessary or material to the operation or financial condition of such Assignor’s business.

Section 4.5.           Maintenance of Registration.  Each Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. §§ 1051 et seq. to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Significant Marks pursuant to 15 U.S.C. §§ 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all reasonable administrative and judicial remedies without prior written consent of the Collateral Agent, except as otherwise permitted under Section 4.4 herein.

Section 4.6.           Future Registered Marks.  Each Assignor shall, on a quarterly basis, deliver to the Collateral Agent (a) a copy of each Mark registration issued after the date hereof to such Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, and (b) a grant of security in such Mark to the Collateral Agent, confirming the grant thereof hereunder, the form of such grant to be substantially the same as the form hereof.

Section 4.7.           Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions:  (i) declare the entire right, title and interest of such Assignor in and to each of its Marks together with the goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Parties, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Parties, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks together with the goodwill of such Assignor’s business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or any equivalent government agency or office in any foreign jurisdiction to the Collateral Agent.

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ARTICLE V
SPECIAL PROVISIONS CONCERNING
PATENTS, COPYRIGHTS AND TRADE SECRETS

Section 5.1.           Additional Representations and Warranties.  Each Assignor represents and warrants as of the date hereof (or, for any Assignor made a party hereto pursuant to its execution of a supplement hereto in accordance with Section 14.2(d), as of the date of such supplement) that it is the true and lawful exclusive owner of or otherwise has the right to use (i) all material Trade Secrets necessary to operate the business of such Assignor, (ii) the Patents listed in Schedule 5.1(A) hereto for such Assignor and (iii) the Copyrights listed in Schedule 5.1(B) hereto for such Assignor, as such Schedule 5.1 may be updated from time to time, for such Assignor, that said Patents constitute all the United States patents and applications for United States patents that such Assignor as of the date hereof owns or otherwise has the right to use.  Each Assignor represents and warrants that, to its knowledge,  it owns or is licensed to practice under all Patents and Copyrights that it now uses or practices under, except where the failure to own or be licensed under such Patents and Copyrights would not reasonably be expected to have a material and adverse effect on the operations or financial condition of such Assignor.  Each Assignor further warrants that, except as indicated on Schedule 5.1, it is aware of no third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any patent or any copyright or such Assignor has misappropriated any Trade Secrets or proprietary information which could reasonably be expected to have a Material Adverse Effect.  Each Assignor represents and warrants that upon the recordation of each Grant of Security Interest in United States Trademarks and Patents in the form of Annex A hereto in the United States Patent and Trademark Office and the recordation of a Grant of Security Interest in United States Copyrights in the form of Annex B hereto in the United States Copyright Office, together with filings of appropriate UCC financing statements pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interests granted to the Collateral Agent in the United States Patents and United States Copyrights covered by this Agreement under federal law will have been accomplished to the extent such perfection may be obtained under federal law.  Each Assignor agrees to execute such a Grant of Security Interest in United States Trademarks and Patents covering all right, title and interest in each United States Patent of such Assignor and to record the same, and to execute such a Grant of Security Interest in United States Copyrights covering all right, title and interest in each United States Copyright of such Assignor and to record the same.  Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright owned by such Assignor, and record the same.  Each Assignor agrees to update Schedule 5.1 from time to time at the request of Collateral Agent (but no less frequently than annually) to reflect any new information required to be indicated thereon and will provide such supplement to the Collateral Agent in the form required by the Collateral Agent.

Section 5.2.           Licenses and Assignments.  Each Assignor hereby agrees not to divest itself of any material right under any Patent or Copyright that is necessary or material to the operation or financial condition of such Assignor’s business absent prior written approval of the Collateral Agent, except in accordance with Section 8.6 of the Credit Agreement.

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Section 5.3.           Infringements.  Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement or other violation by any third party of such Assignor’s rights in and to any Significant Patent or Significant Copyright, or with respect to any claim that practice of any Significant Patent or Significant Copyright by such Assignor violates any property right of that party, or with respect to any misappropriation of any Trade Secret or any claim that such Assignor’s practice of any Trade Secret violates any property right of a third party, in each case, to the extent that such Assignor reasonably believes that such infringement or violation, if determined adversely to such Assignor, could reasonably be expected to have a Material Adverse Effect.  Each Assignor further agrees, consistent with good business practice, to diligently prosecute any Person infringing any Significant Patent or Significant Copyright or any Person misappropriating any of such Assignor’s Trade Secrets to the extent that such Assignor reasonably believes that such infringement or misappropriation is material to its business.

Section 5.4.           Maintenance of Patents.  Each Assignor shall have the duty to: (a) prosecute diligently any Patent or Copyright application that is pending as of the date hereof or hereafter which is necessary or material to the operation or financial condition of such Assignor’s business; (b) make application for Patents and Copyrights which are necessary or material to the operation or financial condition of such Assignor’s business; and (c) use its best efforts to maintain in full force and effect the Patents, the Copyrights and the licenses therefor that are or shall be necessary or material to the operation or financial condition of such Assignor’s business.  At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 to maintain in force rights under each Significant Patent.

Section 5.5.           Prosecution of Patent Applications.  At its own expense, each Assignor shall diligently prosecute all applications for United States Patents listed under its name in Schedule 5.1(A), other than those that are not necessary or material to the operation or financial condition of such Assignor’s business.

Section 5.6.           Other Patents and Copyrights.  Each Assignor shall, on a quarterly basis, deliver to the Collateral Agent (a) a copy of the first page of each Patent or Copyright issued after the date hereof and (b) a grant of security in such Patent or Copyright, or application thereof as the case may be, to the Collateral Agent, confirming the grant thereof hereunder, the form of such grant to be substantially the same as the form hereof.

Section 5.7.           Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to any Assignor take any or all of the following actions:  (i) declare the entire right, title, and interest of each relevant Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Parties, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Parties, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take, practice, use or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing its Patents and using its Copyrights directly or indirectly,

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and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Parties.

ARTICLE VI
PROVISIONS CONCERNING PLEDGED SECURITIES

From the date hereof and continuing thereafter until this Agreement is terminated pursuant to Section 12.2, each Assignor covenants and agrees with the Collateral Agent and the Secured Parties as follows:

Section 6.1.           Pledge of Notes and Additional Stock.  If any Assignor shall acquire in any manner any additional Intercompany Notes, such Assignor shall forthwith (and without the necessity for any request or demand by Collateral Agent or any Secured Party) deliver such Intercompany Notes to or for the benefit of the Collateral Agent in the same manner as described in Section 1.1(b), together with a supplement to Schedule B reflecting the addition of such additional Intercompany Notes, whereupon such additional Intercompany Notes shall be deemed to be Pledged Intercompany Notes for all purposes hereunder.  To the extent required by Section 7.11(c) or (e) of the Credit Agreement, if any Assignor shall at any time acquire any additional shares of the capital stock of any class of Pledged Stock, whether such acquisition shall be by purchase, exchange, reclassification, dividend, or otherwise, or acquire any new shares of capital stock of any newly formed or acquired Subsidiary (as defined under and to the extent permitted by the Credit Agreement), such Assignor shall forthwith (and without the necessity for any request or demand by Collateral Agent or any Secured Party) (a) unless such shares are uncertificated shares of a Foreign Subsidiary, deliver such shares (or, with respect to any Foreign Subsidiary, such percentage of the shares as may be required by Section 7.11(c) or (e) of the Credit Agreement or the corresponding provision of the Term Credit Agreement) to or for the benefit of the Collateral Agent in the same manner as described in Section 1.1(b), or (b) if such shares are uncertificated shares of capital stock of a Foreign Subsidiary, take all actions necessary to grant to the Collateral Agent, subject to Section 1.2, a perfected security interest in such shares (including the execution, delivery, recording and registering of a pledge or charge on shares with any and all appropriate company or governmental offices), together with, in either case a supplement to Schedule C reflecting the addition of such additional shares of stock, whereupon such additional shares of stock shall be deemed to be Pledged Stock for all purposes hereunder.  Each Assignor will hold in trust for Collateral Agent and the Secured Parties upon receipt and immediately thereafter deliver to or for the benefit of Collateral Agent, as the case may be, any instrument evidencing or constituting Collateral (except, so long as no Event of Default has occurred and is continuing, ordinary cash dividends, if any, paid with respect to the Pledged Stock and the Stock Rights and payments in respect of the Pledged Intercompany Notes, in each case as permitted by the Credit Agreement).

Section 6.2.           Title; Security Interest and Lien.  Each Assignor (a) shall preserve, warrant, and defend title to and ownership of its Pledged Intercompany Notes and Pledged Stock and the Lien therein created hereby against the claims of all Persons whomsoever; (b) except as may be otherwise permitted by the Credit Agreement, shall not at any time sell, assign, transfer, or otherwise dispose of its right, title and interest in and to any of the Collateral; (c) other than actions permitted under the Credit Agreement, will not do or suffer any matter or

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thing whereby the Liens created by this Agreement in and to the Collateral are impaired; and (d) shall not at any time, directly or indirectly, create, assume, or suffer to exist any Lien, warrant, put, option, or other rights of third Persons and restrictions in and to the Pledged Securities or any part thereof, other than (i) Permitted Liens and (ii) restrictions on transferability imposed by applicable state and federal securities laws, rules and regulations.

Section 6.3.           Additional Documentation; Further Assurances.  Each Assignor, at its own expense, shall from time to time execute and deliver to the Collateral Agent all such other assignments, certificates, supplemental documents and financing statements, and do all other acts or things as Collateral Agent may reasonably request in order to more fully create, evidence, perfect, continue and preserve the perfection and priority of the Liens created hereby.

Section 6.4.           Pledged Stock.

(a)  Changes in Capital Structure of Issuers.  Subject to mandatory requirements of applicable law then in effect, no Assignor will (i) permit or suffer any issuer of its Pledged Stock to dissolve, liquidate or merge or consolidate with any other entity except as permitted by Section 8.3 of the Credit Agreement, or (ii) vote any of the Pledged Stock in favor of any of the foregoing.

(b)  Issuance of Additional Stock.  Except as permitted by Sections 8.5 and 8.14 of the Credit Agreement, no Assignor will cause or, to the extent controlled by it, permit the issuer of any of its Pledged Stock to issue any stock, any right to receive stock or any right to receive earnings, except to an Assignor or in a manner that does not dilute Assignor’s ownership interest or rights in such issuer.

(c)  Registration of Pledged Stock.  At any time after the occurrence and during the continuance of an Event of Default, each Assignor will, to the extent permitted by the Requirements of Law, permit any registerable Pledged Stock to be registered in the name of the Collateral Agent or its nominee at the option of the Collateral Agent.

(d)  Exercise of Rights in Pledged Stock.  Subject to Article VIII, each Assignor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting and corporate rights relating to the Pledged Stock, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Stock and the Stock Rights as if it were the absolute owner thereof.

ARTICLE VII
PROVISIONS CONCERNING ALL COLLATERAL

Section 7.1.           Protection of Collateral Agent’s Security.  Each Assignor covenants that it will do nothing to impair the rights of the Collateral Agent in the Collateral.  If any Assignor shall fail to insure any Inventory and Equipment constituting Collateral in accordance with the terms of Section 7.8 of the Credit Agreement, the Collateral Agent shall have the right (but shall be under no obligation) to procure such commercially reasonable insurance and such Assignor agrees to reimburse the Collateral Agent for all costs and expenses

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of procuring such commercially reasonable insurance, and the Collateral Agent may apply any proceeds of such insurance in accordance with Section 8.4.  Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to satisfy its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor, except due to the gross negligence or willful misconduct of the Collateral Agent.

Section 7.2.           Warehouse Receipts Non-Negotiable; Third Party Acknowledgement.  Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall either (a) not be “negotiable” (as such term is used in Section 7-104 of the Code as in effect in any relevant jurisdiction or under other relevant law), or (b) if negotiable, the security interests of the Collateral Agent in such warehouse receipt shall be perfected to the reasonable satisfaction of the Collateral Agent.  In no event will Collateral with a fair market value greater than $5,000,000 be located at any such third-party that has not so acknowledged that such assets constitute Collateral herewith.  Each Assignor will use commercially reasonable efforts to obtain an acknowledgement from such third-party that it is holding the Collateral for the benefit of the Collateral Agent.

Section 7.3.           Right to Initiate Judicial Proceedings, etc.  The Collateral Agent shall have the right, obligation and power to institute and maintain, and it shall institute and maintain, such suits and proceedings as it may be directed by the Instructing Group pursuant to this Agreement to protect and enforce the rights vested in it by this Agreement for the benefit of the Secured Parties.

Section 7.4.           Appointment of a Receiver.  After the occurrence and during the continuance of an Event of Default, the Collateral Agent may be appointed as a receiver of any or all of the Collateral in a judicial proceeding.  Notwithstanding the appointment of a receiver, the Collateral Agent shall be entitled to retain possession and control of all cash held by or deposited with it or its agents or co-agents pursuant to any provision of this Agreement or any Mortgage.

Section 7.5.           Further Actions.  Subject to the last sentence of Section 2.6, each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interests hereby granted by such Assignor, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interests in the Collateral within seven days after any request by the Collateral Agent or such earlier date as may be required by law or necessary to preserve or protect the security interests in the Collateral granted by such Assignor pursuant to this Agreement.

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Section 7.6.           Financing Statements.  Each Assignor agrees to authorize, execute and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time request as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain valid, enforceable, perfected security interests, subject to Section 1.2, in its Collateral (except that no Assignor shall be required to perfect the security interests granted by it hereunder in any Excluded Foreign or Transportation Assets) as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant.  Each Assignor will pay any applicable filing fees, recordation taxes and expenses related to its Collateral.  Each Assignor authorizes the Collateral Agent to file and deliver any such financing statements without the signature of such Assignor where permitted by law.  The Assignors authorize the filing of any financing statement that the Collateral Agent deems necessary or advisable and such financing statements may include super-generic descriptions of collateral.

Section 7.7.           Control.  To the extent required under Section 9-313 of the Uniform Commercial Code, where any Collateral with a fair market value of greater than $1,000,000 is in the possession of a third party, each Assignor will join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interests and will use its commercially reasonable efforts to obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of the Collateral Agent.  Upon request of the Collateral Agent, each Assignor will cooperate with the Collateral Agent in obtaining control with respect to Collateral consisting of:  (i) Investment Property (to the extent “control” within the meaning of Sections 8-106 and 9-106 of the UCC can be obtained with respect to such Investment Property); (ii) Letter-of-Credit Rights; and (iii) Electronic Chattel Paper.  In the event any Assignor is the beneficiary of any individual letter of credit in excess of $100,000 (or letters of credit in excess of $250,000 in the aggregate), such Assignor shall enter into a tri-party agreement with the Collateral Agent and the issuer or confirmation bank for such letter of credit with respect to Letter-of-Credit Rights related to such letter of credit assigning such Letter-of-Credit Rights to the Collateral Agent and directing all payments thereunder to the Collateral Account, all in form and substance reasonably satisfactory to the Collateral Agent.

ARTICLE VIII
REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

Section 8.1.           Remedies; Obtaining the Collateral Upon Default.  Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, acting at the direction of the Instructing Group, shall have, in addition to any rights now or hereafter existing under applicable law, all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

(a)  personally, or by agents or attorneys, immediately take or retake, as the case may be, possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and

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remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor; and

(b)  in addition to any rights the Collateral Agent may have under Section 3.2, instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral; and

(c)  withdraw all monies, securities and instruments in any cash collateral account for application to the Obligations in accordance with Section 8.4 hereof; and

(d)  sell, assign or otherwise liquidate, or direct such Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

(e)  take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

(i)            forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent, and

(ii)           store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 8.2 hereof, and

(iii)          while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

(f)  license or sublicense (to the extent not in violation of the license), whether on an exclusive or nonexclusive basis, any Marks (together with associated goodwill), Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation.

Section 8.2.           Remedies; Disposition of the Collateral.  Any Collateral repossessed by the Collateral Agent under or pursuant to Section 8.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in

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compliance with any mandatory requirements of applicable law, determine to be commercially reasonable.  Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable.  Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days’ written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified.  Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days’ written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent’s option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in Salt Lake City, Utah, The City of New York and in such other locations as may be necessary in order for the sale to be “commercially reasonable” (as such term is used in Article 9 of the Uniform Commercial Code).  To the extent not prohibited by any such Requirement of Law, the Collateral Agent or any Secured Party may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 8.2 without accountability to the relevant Assignor.  If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.  Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

Section 8.3.           Waiver of Claims.  Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

(a)  all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct;

(b)  all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

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(c)  all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

Section 8.4.           Application of Proceeds.

(a)  Subject to Section 1.2, all moneys collected by the Collateral Agent (or, to the extent this Agreement or any Mortgage to which any Assignor is a party requires proceeds of Collateral under such agreement to be applied in accordance with the provisions of this Agreement, or Mortgagee under such other agreement) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

(i)            first, to the payment of all amounts owing to the Collateral Agent or the Administrative Agent of the type described in clauses (iii) and (iv) of the definition of “Obligations” set forth in Annex A hereto;

(ii)           second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Parties as provided in Section 8.4(d) hereof, with each Secured Party receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iii)         third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Parties as provided in Section 8.4(d), with each Secured Party receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv)          fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) thought (iii) and any Revolver Secured Obligations (as defined in the Intercreditor Agreement) remain outstanding, to the Revolver Collateral Agent (as defined in the Intecreditor Agreement) to be applied in accordance with Section 8.4 of the Revolver Security Agreement (as defined in the Intercreditor Agreement); and

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(v)            fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 12.2, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus, or as a court of competent jurisdiction may direct.

(b)  For purposes of this Agreement (i) “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction, the numerator of which is the then unpaid amount of such Secured Party’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (ii) “Primary Obligations” shall mean (A) in the case of the Credit Agreement Obligations, all principal of, and interest on, all Loans (together with all interest accrued thereon) under the Credit Agreement, and all fees, and (B) in the case of the Other Obligations, all amounts due under the Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities) and (iii) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c)  If any payment to any Secured Party of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Parties, with each Secured Party whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Party and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Parties entitled to such distribution.

(d)  All payments required to be made hereunder shall be made (i) if to the Lenders or the Administrative Agent, to the Administrative Agent under the Credit Agreement for the account of the Lenders or the Administrative Agent, as the case may be and (ii) if to any other Secured Party, to the trustee, paying agent or other similar representative (each a “Representative”) for such other Secured Party or, in the absence of such a Representative, such applicable Secured Party.

(e)  For purposes of applying payments received in accordance with this Section 8.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement (ii) the other applicable Representatives or Secured Parties for a determination (which the Administrative Agent, and the other Secured Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Administrative Agent, Lenders or the other applicable Representatives or Secured Parties, as the case may be.  Unless it has actual knowledge (including by way of written notice from a Secured Party or Representative to the contrary), the Administrative Agent and each other applicable Secured Party, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.

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(f)  Each Secured Party hereby agrees that, notwithstanding the order of filing of the financing statements evidencing the granting of security interests hereunder or any other priority to which such Secured Party may otherwise be entitled, (x) the proceeds of the Collateral shall be distributed in accordance with the provisions of Section 1.2, (y) the Collateral Agent shall have discretion to apply proceeds of Collateral in such a manner as is necessary to give effect to Section 8.4(a), and (z) any proceeds of the Collateral received by it other than from the Collateral Agent shall be held in trust and immediately turned over to the Collateral Agent for application in accordance with the provisions of Section 1.2 or, if the Term Credit Obligations shall have been Fully Paid, in accordance with this Section 8.4.

(g)  It is understood and agreed that the Assignors shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the sums referred to in clauses (i) through (iii), inclusive, of Section 8.4(a).

Section 8.5.           Remedies Cumulative.  Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Hedging Agreements, the other Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others.  No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations and no course of dealing between the relevant Assignor and the Collateral Agent or any holder of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein.  No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.  In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

Section 8.6.           Discontinuance of Proceedings.  In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interests created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

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ARTICLE IX
INDEMNITY

Section 9.1.           Indemnity.  (a) Each Assignor, jointly and severally, agrees to pay, indemnify, reimburse and hold the Collateral Agent, each Secured Party and each Secured Party’s respective successors, assigns, employees, agents and servants (hereinafter in this Section 9.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 9.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Loan Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), any contract claim or, to the maximum extent permitted under applicable law, the violation of the laws of any country, state or other governmental body or unit, or any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage); provided that no Indemnitee shall be indemnified pursuant to this Section 9.1(a) for any expense to the extent it arises or results from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction.  Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof.  Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b)  In any suit, proceeding or action brought by the Collateral Agent under or with respect to the Collateral for any sum owing thereunder, or to enforce any provisions hereof or of any Loan Document, each Assignor will save, indemnify and keep the Collateral Agent and each Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from such Assignor except to the extent that any such expense, loss or damage arises out of such obligee’s gross negligence or willful misconduct, and all such obligations of such Assignor shall be and remain enforceable against such Assignor and shall not be enforceable against the Collateral Agent or any Secured Party.

(c)  If the Collateral Agent has been requested or instructed pursuant to this Agreement or any Loan Document to take, or to refrain from taking, any action pursuant to this Agreement or any Loan Document, (i) each Assignor agrees to, and (ii) the Secured Parties ratably in accordance with the amount of the Obligations owing to them and with respect to which they have a security interest, if the Instructing Group has made such request or given such

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instruction, agree to, and hereby do indemnify and hold harmless the Collateral Agent to the fullest extent permitted by applicable law, from and against any and all liability, loss, costs, damages, attorneys’ fees, fines, claims, judgments, amounts paid in settlement in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation, whether criminal, civil or administrative, and expenses of whatever kind or nature which the Collateral Agent may sustain or incur by reason of or in connection with the Collateral Agent’s acting or refraining to act in accordance with such request or instruction other than sustained or incurred by reason of the Collateral Agent’s gross negligence or willful misconduct; provided that the obligations of the Secured Parties under this Section 9.1(c) shall become enforceable against them if and only if and to the extent that (x) the Assignors fail to pay the obligations arising under this Section 9.1(c) in accordance with the terms hereof and of the Mortgages and (y) the unallocated Proceeds from the Collateral are insufficient to pay the obligations arising under this Section 9.1(c).

(d)  Without limiting the application of Section 9.1(a), (b), or (c) hereof, each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interests in, the Collateral, including, without limitation, all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interests therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(e)  Without limiting the application of Section 9.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Loan Document, any Hedging Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any other Loan Document or any Hedging Agreement.

(f)  If and to the extent that the obligations of any Assignor under this Section 9.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

Section 9.2.           Indemnity Obligations Secured by Collateral; Survival.  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral prior to the release of the Collateral pursuant to the terms hereof.  The indemnity obligations of each Assignor contained in this Article IX shall continue in full force and effect notwithstanding the full payment of all the Loans under the Credit Agreement, the termination of all Hedging Agreements and the payment of all other Obligations and notwithstanding the discharge thereof or any other termination of

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this Agreement and the Mortgages, including pursuant to Section 12.2 and, as to any Collateral Agent, the resignation or removal thereof.

ARTICLE X
OTHER AGREEMENTS WITH COLLATERAL AGENT

Section 10.1.        Record Keeping and Reporting.

(a)  Each Assignor agrees that it shall keep, or cause to be kept, adequate records and books of account (including, without limitation, with respect to any Intercompany Notes issued by or to it), in which complete entries are to be made in accordance with sound accounting principles consistently applied, and will permit the Collateral Agent or its representatives, at any reasonable time, and from time to time at the reasonable request of the Collateral Agent and upon reasonable notice, to visit and inspect its properties, to examine and make copies of and take abstracts from its respective records and books of account, and to discuss its affairs, finances and accounts with its principal officers, directors and, with the written consent of such Assignor (which consent shall not be required if any Event of Default has occurred and is continuing), independent public accountants, provided that such Assignor may attend such meetings (and by this provision such Assignor authorizes such accountants to discuss with the Collateral Agent and such representatives the affairs, finances and accounts of such Assignor).

(b)  Each Assignor agrees that it shall deliver to the Collateral Agent (and the Collateral Agent may rely upon) as soon as available but in any event not more than ninety (90) days after the close of each calendar year, and from time to time upon request of the Collateral Agent, a statement setting forth the outstanding amount of each Intercompany Note of such Assignor.

Section 10.2.        Compensation and Expenses.

(a)  The Assignors, jointly and severally, hereby agree to pay to the Collateral Agent, upon acceptance by the Collateral Agent of the obligations created by this Agreement and thereafter until all Proceeds are distributed and this Agreement is terminated, from time to time, upon demand, all of the reasonable costs and expenses of the Collateral Agent (including the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Agent reasonably elects to retain) (i) arising in connection with the preparation, execution, delivery, modification, restatement, amendment or termination of this Agreement, each Mortgage and each Security Document or the enforcement (whether in the context of a civil action, adversary proceeding, bankruptcy, workout or otherwise) of any of the provisions hereof or thereof or (ii) incurred or required to be advanced in connection with the preservation, protection or defense of the Collateral, the Mortgaged Property and all collateral under any and all other Security Documents (collectively, the “Collateral Agent Costs”).  The Collateral Agent’s compensation shall not be limited by any law relating to compensation of a collateral agent.  The obligations of the Assignors under this Section 10.2 shall survive the termination of other provisions of this Agreement and the Mortgages.

(b)  When the Collateral Agent incurs expenses or renders services after an order for relief with respect to any Assignor shall have been entered under any applicable bankruptcy,

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insolvency or other similar law, the expense and the compensation for the Collateral Agent’s services are intended to constitute expenses of administration under any bankruptcy law.

Section 10.3.        Stamp and Other Taxes.  Each Assignor agrees to indemnify and hold harmless the Collateral Agent and each Secured Party from and against any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, the Mortgages and all other Security Documents, or the attachment or perfection of the security interests granted to the Collateral Agent by such Assignor in the Collateral, the Mortgaged Property and all collateral under any and all other Security Documents.  The obligations of the Assignors under this Section 10.3 shall survive the termination of the other provisions of this Agreement, the Mortgages and the other Security Documents.

Section 10.4.        Filing Fees, Excise Taxes, Etc.  Each Assignor agrees to pay or to reimburse the Collateral Agent and each Secured Party for any and all amounts in respect of all search, filing, recording and registration fees, taxes (other than income taxes), excise taxes, sales taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement, each Mortgage and the other Security Documents and agrees to save the Collateral Agent and each Secured Person harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.  The obligations of the Assignors under this Section 10.4 shall survive the termination of the other provisions of this Agreement, the Mortgages and the other Security Documents.

ARTICLE XI
THE COLLATERAL AGENT

Section 11.1.        Exculpatory Provisions.

(a)  The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein, in the Mortgages or in any other Security Document.  The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the respective Assignors thereto or as to the security afforded by the Mortgages or this Agreement, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any Mortgage or of the Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters.  The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except that (i) in the event the Collateral Agent enters into possession of a part or all of the Collateral, the Collateral Agent shall preserve the part in its possession and (ii) the Collateral Agent will promptly, and at its own expense, take such action as may be necessary to duly remove and discharge (by bonding or otherwise) any lien on any part of the Collateral resulting from claims against it (whether individually or as Collateral Agent, as the case may be) not related to the administration of the Collateral or (if so related) resulting from negligence or willful misconduct on its part.

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(b)  The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Assignor of any of the covenants or agreements contained herein, in any Mortgage or in any Loan Document.  Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of, or whether the term “Fully Paid” applies to, any Obligations, the Collateral Agent may rely on a certificate of the respective Secured Party or Representative with respect thereto.  Each Secured Party and each Representative agrees to provide any such certificate so requested by the Collateral Agent, to the extent such information is contained on the books and records of the party requested to deliver such certificate, and to notify the Collateral Agent when those Obligations owed to it are Fully Paid.

(c)  Beyond its duties set forth in this Agreement and as may be required by law as to the custody of the Collateral and the accounting to each Assignor and the Secured Parties for moneys received by it hereunder, the Collateral Agent shall not have any duty to any Assignor or to the Secured Parties as to any of the Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereof or as to the preservation of rights against prior parties or any other rights pertaining thereto, except as required by Requirements of Law.  To the extent, however, that the Collateral Agent or an agent or nominee of the Collateral Agent maintains possession or control of any of the Collateral at any office of any Assignor, the Collateral Agent shall or shall instruct such agent or nominee to, grant such Assignor access to (but not possession of) such Collateral that such Assignor requires for the normal conduct of its business, which right of access may be revoked by the Collateral Agent at any time an Event of Default has occurred and is continuing.

Section 11.2.        Delegation of Duties.  The Collateral Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents, nominees or attorneys-in-fact.  The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agents, nominees or attorneys-in-fact selected by it without gross negligence or willful misconduct.

Section 11.3.        Reliance by Collateral Agent.

(a)  Whenever in the administration of this Agreement or the Collateral of or security provided by this Agreement, the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Assignor in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of a Responsible Officer of such Assignor.

(b)  The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it believes in good faith to be genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies, to have been sent by the proper party or parties.  In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral

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Agent and conforming to the requirements of this Agreement, any Mortgage or any other Security Document, or as set forth on such Person’s books and records.

(c)  If the Collateral Agent has been requested to take any action pursuant to this Agreement, any Mortgage or any other Security Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement or any Mortgage unless the Collateral Agent shall have been provided, by the party making such request, adequate security against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Agent.

Section 11.4.        Limitations on Duties of the Collateral Agent.

(a)  The Collateral Agent shall be obliged to perform such duties and only such duties as are specifically set forth in this Agreement, in any Mortgage or any other Security Document.  The Collateral Agent shall not be required to give any consent or take any discretionary action hereunder or under any Mortgage unless the Collateral Agent has received written instructions from the Instructing Group, and no implied covenants or obligations shall be read into this Agreement or any Mortgage against the Collateral Agent.

(b)  The Collateral Agent shall furnish to the Secured Parties promptly upon receipt thereof a copy of each material certificate or other paper furnished to the Collateral Agent by any Assignor under, in respect of or pursuant to this Agreement, any Mortgage or any of the Collateral, unless by the terms hereof or of any Mortgage or other Security Document, a copy of the same is required to be furnished by some other Person directly to the Secured Parties or the Collateral Agent shall have determined that the same has already been so furnished.  The Collateral Agent agrees to hold in strict confidence all non-public information obtained from any Assignor, pursuant to this Section 11.4, except to the extent that disclosure is permitted hereunder, may be permitted under the Mortgage, the Security Documents or is required by law or by any Governmental Authority (in which event the Collateral Agent will promptly provide the applicable Assignor with notice of such disclosure unless prohibited from doing so by such Governmental Authority).

Section 11.5.        Collateral to Be Held for Benefit of Secured Parties.  All Collateral received by the Collateral Agent under or pursuant to any provision of this Agreement or any Mortgage shall be held for the benefit of the Secured Parties for the purposes for which they were paid or are held, but Collateral, including Proceeds, need not be segregated from other property held by the Collateral Agent except to the extent required by law or as necessary to preserve the Liens with respect to the Collateral.  The Collateral Agent shall have no liability for interest on any money received by the Collateral Agent hereunder except to the extent actually received by it from time to time from investments made in accordance with the provisions hereof, the Mortgages or any other Security Document.

Section 11.6.        Resignation and Removal of the Collateral Agent.

(a)  The Collateral Agent may at any time, by giving thirty (30) days’ prior written notice, resign and be discharged of the responsibilities hereby created, such resignation to

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become effective upon the appointment of a successor agent or agents and the acceptance of such appointment by such successor agent or agents.  The appointment of a successor agent or agents shall be within the discretion of the Instructing Group.  The Collateral Agent may be removed at any time and a successor agent appointed by the Instructing Group; provided that the Collateral Agent shall be entitled to its fees and expenses to the date of removal.  If no agent or agents shall be appointed and approved within thirty (30) days from the date of the giving of the aforesaid notice of resignation or within (30) days from the date of such removal, the Collateral Agent shall, or the Instructing Group may, apply to any court of competent jurisdiction to appoint a successor agent or agents to act until such time, if any, as a successor agent or agents shall have been appointed as above provided.  Any successor agent or agents so appointed by such court shall immediately and without further act be superseded by any successor agent or agents appointed by the Instructing Group as above provided.

(b)  If at any time the Collateral Agent shall become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor agent or agents may be appointed by the Instructing Group, and the powers, duties, authority and title of the predecessor agent or agents terminated and canceled without procuring the resignation of such predecessor agent or agents, and without any formality (except as may be required by applicable law) other than the appointment and designation of a successor agent or agents in writing, duly acknowledged, delivered to the predecessor agent or agents, and filed for record in each public office, if any, in which this Agreement is required to be filed.  If no agent or agents shall be appointed and approved within thirty (30) days from the date the Collateral Agent becomes incapable of acting or a vacancy shall occur in the office of Collateral Agent, any Assignor or any Secured Party may apply to any court of competent jurisdiction to appoint a successor agent or agents to act until such time, if any, as a successor agent or agents shall have been appointed as above provided.  Any successor agent or agents so appointed by such court shall immediately and without further act be superseded by any successor agent or agents approved by the Instructing Group as above provided.

(c)  The appointment and designation referred to in Section 11.6(a) or 11.6(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor agent or agents, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor agent or agents shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of the Instructing Group, or its or their successor agent or agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor agent or agents.  Should any deed, conveyance or other instrument in writing from any Assignor or from the Secured Parties, as applicable, be required by any successor agent or agents for more fully and certainly vesting in such successor agent or agents the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor agent or agents, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor agent or agents, be executed, acknowledged and delivered by such Assignor and the Secured Parties, as applicable.

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(d)  Any required filing for record of the instrument appointing a successor agent or agents as hereinabove provided shall be at the joint and several expense of the Assignors.  The resignation of any agent or agents and the instrument or instruments removing any agent or agents, together with all other instruments, deeds and conveyances provided for in this Article XI shall, if required by law, be forthwith recorded, registered and filed by and at the joint and several expense of the Assignors, wherever this Agreement is recorded, registered and filed.

(e)  The Collateral Agent’s obligations hereunder are limited to the extent set forth in Section 13.18(c) of the Credit Agreement.

Section 11.7.        Status of Successors to the Collateral Agent.  Every successor to the Collateral Agent appointed pursuant to Section 11.6 and every co-agent appointed pursuant to Section 11.9 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any state thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight (48) contiguous states or the District of Columbia and shall also have capital, surplus and undivided profits of not less than FOUR HUNDRED MILLION DOLLARS ($400,000,000).

Section 11.8.        Merger of the Collateral Agent.  Any corporation into which the Collateral Agent shall be merged, or with which it shall be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

Section 11.9.        Additional Co-Agents; Separate Agents.

(a)  If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is so necessary or prudent in the interest of the Secured Parties or the Instructing Group shall in writing so request, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Agent, each Assignor shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Collateral Agent and the Instructing Group either to act as co-agent or co-agents of all or any of the Collateral, jointly with the Collateral Agent originally named herein or any successor or successors, or to act as separate agent or agents of any such property.

(b)  Every separate agent and every co-agent, other than any agent which may be appointed as successor to the Collateral Agent, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(i)            all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent, or its successors as the Collateral Agent hereunder;

(ii)           all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder shall be conferred or imposed and exercised or

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performed by the Collateral Agent and such separate agent or separate agents or co-agent or co-agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate agent or separate agents or co-agent or co-agents;

(iii)         notwithstanding anything to the contrary contained herein, no power given or provided hereby to any such co-agent or co-agents or separate agents may be exercised by it or them, except jointly with, or with the consent in writing of, the Collateral Agent;

(iv)          no agent hereunder shall be personally liable by reason of any act or omission of any other agent hereunder; and

(v)            the Collateral Agent, at any time by an instrument in writing, executed by the Collateral Agent, may accept for itself and on behalf of the Secured Parties the resignation of or remove any such separate agent or co-agent, and in that case, by an instrument in writing executed by the Collateral Agent, may appoint a successor to such separate agent or co-agent, as the case may be, anything herein contained to the contrary notwithstanding.  The Secured Parties hereby irrevocably appoint the Collateral Agent, their agent and attorney to act for them in respect of such separate agent or co-agent or separate agents or co-agents as above provided.

ARTICLE XII
TERMINATION; REINSTATEMENT;
RELEASES OF COLLATERAL UPON SATISFACTION

Section 12.1.        Release of Certain Security.  Subject to the provisions of Section 13.18 of the Credit Agreement, upon receipt by the Collateral Agent from time to time of a request from an Assignor for the release of any specific portion of the Collateral or the Liens in any Collateral granted by such Assignor pursuant to any of the documents included in or pertaining to the Collateral (including, without limitation, Liens on Collateral being sold in accordance with Section 8.6 of the Credit Agreement), together with a certificate of a Responsible Officer of such Assignor certifying, with appropriate calculations where necessary, compliance with Section 13.18 of the Credit Agreement, all right, title and interest of the Collateral Agent in, to and under such Collateral and the Liens of the Collateral Agent therein shall automatically terminate and shall revert to the applicable Assignor.  Following such termination or release, the Collateral Agent shall, upon the written request of such Assignor, or upon the written request or instructions of the Instructing Group, execute such instruments and take such other actions as are necessary or desirable to terminate such Liens and otherwise effectuate and evidence the release of the specified portions of the Collateral (including, without limitation, delivering to the respective Assignor all Collateral in the possession of the Collateral Agent).  Any such delivery shall be without warranty of, or recourse to, Collateral Agent, other than a representation that there are no Liens on such property attributable to the Collateral Agent.  Such termination and release shall be without prejudice to the rights of the Collateral Agent to charge and be reimbursed for any expenditure which it may thereafter incur in connection

32

therewith.  Any cash dividends received by any Assignor in accordance with the terms of Section 6.1 shall be deemed released from the Liens of this Agreement and shall be held by such Assignor (or any transferee of such Assignor) free and clear of the Lien created by this Agreement.

Section 12.2.        Termination Upon Satisfaction.  Upon receipt by the Collateral Agent of evidence satisfactory to it that all Credit Agreement Obligations are Fully Paid, this Agreement shall (except with respect to any provisions which expressly survive such termination) terminate and all right, title and interest of the Collateral Agent in, to and under the Collateral and the Liens of the Collateral Agent therein shall automatically be released and terminated and shall revert to the respective Assignors and the Collateral Agent shall have no further obligations hereunder.  In such event, the Collateral Agent, at the request and expense of the Assignors, will execute and deliver to the Assignors, a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the respective Assignors all of the Collateral held by the Collateral Agent hereunder.  Such termination and release shall be without prejudice to the right of the Collateral Agent to charge and be reimbursed for any expenditure which it might thereafter incur in connection therewith.  As used in this Agreement, the term “Termination Date” shall mean the date upon which this Agreement shall have terminated in accordance with the first sentence of this Section 12.2.

ARTICLE XIII
PROOFS OF CLAIM; RIGHTS OF SECURED PARTIES

Section 13.1.        Filing of Claims.  Upon the written request of all or any of the Secured Parties, the Collateral Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Secured Parties making such request allowed in any judicial proceedings relating to any Assignor, its creditors or its property.  However, nothing herein contained shall prevent any Secured Party from filing such proofs of claim and other papers or documents as may be determined by the Secured Party in order to have the claims of such Secured Party allowed in any judicial proceedings relating to any Assignor.  The Collateral Agent may file such proofs of claims and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent, its agents and counsel allowed in any judicial proceedings relating to any Assignor (or any other obligor under the Obligations), its creditors or its property; provided that the rights described in this sentence shall relate only to claims relating to the Collateral Agent Costs and the fees and expenses of the Collateral Agent’s agents and counsel in their respective individual capacities under this Agreement and the Mortgagees.

Section 13.2.        Collection of Claims.  The Collateral Agent shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims filed by the Collateral Agent pursuant to Section 13.1 and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due to it for the Collateral Agent Costs, and the fees and expenses of the

33

Collateral Agent’s agents and counsel, and any other amounts due the Collateral Agent under this Agreement.

Section 13.3.        Limitations.  Nothing herein contained shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Secured Party (other than any Secured Party that is an Affiliate of the Company) any plan of reorganization or arrangement, adjustment or composition affecting the Obligations or the rights of any holder thereof, or to authorize the Collateral Agent to vote in respect of the claim of any Secured Party in any such proceeding.

ARTICLE XIV
MISCELLANEOUS

Section 14.1.        Notices.  Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by telecopier, and shall be deemed to be given for purposes of this Agreement on the third day after deposit in registered or certified mail, postage prepaid, and otherwise on the day that such writing is delivered or sent to the intended recipient thereof, or in the case of notice delivered by telecopy, upon completion of transmission with a copy of such notice also being delivered under any of the methods provided above, all in accordance with the provisions of this Section 14.1.  All notices, requests, demands or other communications shall be in writing and addressed as follows:

(a)           if to any Assignor:

c/o Huntsman LLC

500 Huntsman Way

Salt Lake City, Utah 84108

Attention: General Counsel

Telephone: (801) 584-5700

Telecopy: (801) 758-9031

with a copy to:

Vinson & Elkins, L.L.P.

2300 First City Tower, 1001 Fannin

Houston, Texas 77002-6760

Attention:  Vincent Moreland

Telephone:  (713) 758-2630

Telecopy:  (713) 615-5962

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(b)           if to the Collateral Agent:

Deutsche Bank Trust Company Americas

60 Wall Street

New York, New York 10005

Attention:  John Anos

Telephone: (212) 469-2750

Telecopy: (212) 469-3632

with a copy to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Attention:  Charles B. Boehrer

Telephone: (312) 558-5989

Telecopy: (312) 558-5700

(c)           if to the Administrative Agent or any Lender, either (A) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (B) at such address as such Lender shall have specified in the Credit Agreement;

(d)           if to any other Secured Party, directly to such Secured Party at such address as such Secured Party shall have specified in writing to the Assignors and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

Section 14.2.        Waiver; Amendment.

(a)           None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby (acting in compliance with the terms of the Credit Agreement) and the Collateral Agent (with the written consent of the Required Lenders, or to the extent required by Section 13.1 of the Credit Agreement, all the Lenders.  Notwithstanding the foregoing, any change, waiver, modification or variance materially adversely affecting the rights and benefits of a class of Secured Party (and not all classes of Secured Parties in a like or similar manner) shall require the written consent of all holders of obligations in such class of Secured Party.

(b)           The Assignors and the Collateral Agent, at any time and from time to time, may enter into additional security documents or one or more agreements supplemental hereto or to any Mortgage for the purpose of subjecting additional property to a lien in favor of the Collateral Agent for the benefit of any or all of the Secured Parties.

(c)           Notwithstanding the provisions of Section 14.2(a) hereof, and without the consent of any Person, the Collateral Agent and the Assignors may, from time to time, enter into

35

written agreements supplemental hereto or to the Mortgages for the purpose of (w) supplementing the information set forth in any Schedule hereto, (x) making any ministerial or clarifying modification to this Agreement or any Mortgage, including, but not limited to, clarifying or correcting clerical or typographical errors in this Agreement or any Mortgage; (y) permitting the release of the Collateral Agent’s Liens in or on any Asset (“Release (Correction)”) that was never owned by the applicable Assignor or that was never intended by the parties hereto to have been pledged or given as security pursuant hereto or the Mortgages or (z) releasing Collateral from the security interests of this Agreement pursuant to the terms hereof.  At least thirty (30) days (in such shorter period as may be acceptable to the Collateral Agent) prior to executing any supplemental agreement pursuant to the terms of this Section 14.2(c), the effect of which agreement is to permit a Release (Correction), the Collateral Agent and the Secured Parties shall be entitled to receive a certificate (upon which the Collateral Agent may conclusively rely) from a Responsible Officer of the respective Assignor certifying (i) that such property was never owned by such Assignor or (ii) that such property was never intended to have been pledged or given as security pursuant hereto or the Mortgages.  Any such supplemental agreement shall be binding upon each Assignor, the Secured Parties, the Collateral Agent and their respective successors and assigns.

(d)  Notwithstanding the foregoing, any Person who hereafter becomes a Restricted Domestic Subsidiary of the Company shall, in accordance with Section 7.11(d) of the Credit Agreement become a party to this Agreement by execution of a supplement to this Agreement in the form of Annex D (with only such changes thereto as are agreed to by the Collateral Agent), whereupon such Person shall be deemed an Assignor for all purposes hereunder.

(e)  Assignors may amend and supplement the Schedules hereto to reflect changes resulting from transactions to the extent permitted by the Credit Agreement (and the other Loan Documents) provided that (i) notice and copies of any such amendments and supplements are provided to the Collateral Agent and the Administrative Agent and (ii) no such amendment or supplement shall be prohibited by the Senior Secured Notes Indenture.

Section 14.3.        Obligations Absolute.  The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Loan Document or any Hedging Agreement except as specifically set forth in a waiver granted pursuant to Section 14.2 hereof; or (c) any amendment to or modification of any Loan Document or any Hedging Agreement or any security for any of the Obligations, whether or not any Assignor shall have notice or knowledge of any of the foregoing.

Section 14.4.        Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the Collateral Agent, each Secured Party and each Assignor and their respective successors and assigns, provided that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Instructing Group.  All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other

36

instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement, the other Loan Documents and the Hedging Agreements regardless of any investigation made by the Secured Parties or on their behalf.

Section 14.5.        Headings Descriptive.  The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 14.6.        Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.7.        GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

Section 14.8.        Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)  EACH ASSIGNOR, THE COLLATERAL AGENT AND EACH SECURED PARTY BY ITS ACCEPTANCE OF THE BENEFITS HEREOF HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR NEW YORK STATE COURT AND EACH ASSIGNOR, THE COLLATERAL AGENT AND EACH SECURED PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH ANY OF THEM MAY NOW OR THEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(b)  AS A METHOD OF SERVICE, EACH ASSIGNOR, THE COLLATERAL AGENT AND EACH SECURED PARTY BY ITS ACCEPTANCE OF THE BENEFITS HEREOF CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT IN OR OF THE STATE OF NEW YORK BY THE DELIVERY OF COPIES OF SUCH PROCESS  TO EACH ASSIGNOR, THE COLLATERAL AGENT AND EACH SECURED PARTY, AS THE CASE MAY BE, AT THEIR ADDRESSES AS SPECIFIED ON THEIR RESPECTIVE SIGNATURE PAGES TO

37

THIS AGREEMENT OR BY CERTIFIED MAIL DIRECT TO SUCH RESPECTIVE ADDRESSES.

(c)  EACH ASSIGNOR, THE COLLATERAL AGENT AND EACH SECURED PARTY BY ITS ACCEPTANCE OF THE BENEFITS HEREOF HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT TO THE SECURED PARTIES ENTERING INTO THE DOCUMENTS EVIDENCING THEIR RESPECTIVE OBLIGATIONS.

Section 14.9.        Assignor’s Duties.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

Section 14.10.      No Action by Secured Parties.  The Secured Parties agree not to take any action whatsoever to enforce any term or provision hereof, of any Mortgage or of any other Security Document or to enforce any rights in respect of the Collateral, except through the Collateral Agent and in accordance with this Agreement.

Section 14.11.      Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 14.12.      Definitions; Interpretation.

(a)  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed thereto in Annex A or, if not defined herein or in Annex A, as defined in the Credit Agreement.

(b)  The definitions set forth in Annex A shall be equally applicable to both the singular and plural forms of the defined terms.  The words “herein”, “hereof”, “hereto” and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement.  References to “Articles”, “Sections”, “Subsections”, “paragraphs”, “Exhibits”, “Schedules” and “Annexes” in this Agreement shall refer to Articles, Sections, Subsections, paragraphs, Exhibits, Schedules and Annexes of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

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Section 14.13. Conflicts with the Credit Agreement.  To the extent of any conflict between any provision of this Agreement and any provision of the Credit Agreement, the Credit Agreement shall govern to the extent of such inconsistency.

Section 14.14. Replacement.  Notwithstanding certain first priority liens granted to the Term Credit Agreement Collateral Agent, the parties hereto agree that, for purposes of the Senior Secured Notes Indenture, this Agreement constitutes a replacement of the First Priority Security Agreement and therefore is the new First Priority Security Agreement as such term is used in the Senior Secured Notes Indenture; that Collateral Agent has been appointed to such role as successor to First Priority Collateral Agent; that Administrative Agent, as Bank Agent, shall continue to be the First Priority Representative; and that the Secured Parties constitute First Priority Senior Secured Parties.  Capitalized terms used in this Section 14.14 but not defined in this Agreement shall have the meanings assigned to such terms in the Senior Secured Notes Indenture.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

HUNTSMAN LLC,
as an Assignor

By:	/s/ Sean Douglas
Name:	Sean Douglas
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Collateral Agent

By:	/s/ Frank Fazio
Name:	Frank Fazio
Title:	Director

HUNTSMAN CHEMICAL PURCHASING CORPORATION

HUNTSMAN HEADQUARTERS CORPORATION

HUNTSMAN INTERNATIONAL CHEMICALS CORPORATION

HUNTSMAN INTERNATIONAL TRADING CORPORATION

HUNTSMAN PETROCHEMICAL PURCHASING CORPORATION

POLYMER MATERIALS INC.

AIRSTAR CORPORATION

HUNTSMAN PROCUREMENT CORPORATION

JK HOLDINGS CORPORATION

HUNTSMAN SPECIALTY CHEMICALS HOLDINGS CORPORATION

HUNTSMAN AUSTRALIA INC.

HUNTSMAN CHEMICAL FINANCE CORPORATION

HUNTSMAN ENTERPRISES, INC.

HUNTSMAN FAMILY CORPORATION

HUNTSMAN GROUP HOLDINGS FINANCE CORPORATION

HUNTSMAN GROUP INTELLECTUAL PROPERTY HOLDINGS CORPORATION

HUNTSMAN INTERNATIONAL SERVICES CORPORATION

HUNTSMAN MA INVESTMENT CORPORATION

HUNTSMAN MA SERVICES CORPORATION

HUNTSMAN PETROCHEMICAL FINANCE CORPORATION

HUNTSMAN PETROCHEMICAL CANADA HOLDINGS CORPORATION

HUNTSMAN CHEMICAL COMPANY LLC

HUNTSMAN PETROCHEMICAL CORPORATION

HUNTSMAN POLYMERS CORPORATION

HUNSTMAN SPECIALTY CHEMICALS CORPORATION

PETROSTAR INDUSTRIES LLC

HUNTSMAN POLYMERS HOLDINGS CORPORATION

By:	/s/ Sean Douglas
	Name:	Sean Douglas
	Title:	Vice President

HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC

By:  Huntsman International Chemicals Corporation, its Manager

By:	/s/ Sean Douglas
	Name:	Sean Douglas
	Title:	Vice President

HUNTSMAN FUELS, L.P.

By:  Petrostar Fuels, LLC, its General Partner

PETROSTAR FUELS LLC

By:	/s/ Samuel D. Scruggs
	Name:	Samuel D. Scruggs
	Title:	Vice President

HUNTSMAN PURCHASING, LTD.

By:  Huntsman Procurement Corporation, its General Partner

By:	/s/ Sean Douglas
	Name:	Sean Douglas
	Title:	Vice President

Schedule A

to

Agreement

EXISTING HEDGING AGREEMENTS

Schedule B
to
Agreement

PLEDGED INTERCOMPANY NOTES

Schedule C
to
Agreement

PLEDGED STOCK

Schedule 2.5
to
Agreement

RECORD LOCATIONS

Schedule 2.6
to
Agreement

AIRCRAFT, VEHICLES, VESSELS AND RAILCARS

Schedule 2.7
to
Agreement

INVENTORY AND EQUIPMENT LOCATIONS

Schedule 2.9
to
Agreement

SCHEDULE OF NAME, TRADE, FICTITIOUS AND OTHER NAMES;
CORPORATE IDENTIFICATION NUMBERS

Exact Legal Name of Each Assignor	Jurisdiction of Incorporation	FEIN	Delaware Organization Number

Schedule 2.10
to
Agreement

JURISDICTION OF FORMATION

Assignor	Jurisdiction

Schedule 2.11
to
Agreement

COMMERCIAL TORT CLAIMS

Schedule 4.1
to
Agreement

I.  SCHEDULE OF U.S. TRADEMARK REGISTRATIONS

Registered Mark	Registration No.	Registration Date

II.  SCHEDULE OF PENDING APPLICATIONS FOR U.S. TRADEMARK
REGISTRATIONS ON THE BASIS OF USE IN COMMERCE
UNDER 17 USC §1051(a)

Mark	Serial	Filing Date

III.  SCHEDULE OF PENDING APPLICATIONS FOR U.S. TRADEMARK
REGISTRATION ON THE BASIS OF INTENT TO USE THE
MARK IN COMMERCE UNDER 17 USC §1051(b)

Mark	Serial	Filing Date

Schedule 4.2
to
Agreement

SCHEDULE OF LICENSE AGREEMENTS AND ASSIGNMENTS

Schedule 5.1
to
Agreement

A.  SCHEDULE OF PATENTS AND APPLICATIONS

Schedule 5.1
to
Agreement

B.  SCHEDULE OF UNITED STATES COPYRIGHTS

Annex A
to
Agreement

DEFINITIONS

The following terms shall have the meanings herein specified.  Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Administrative Agent” shall have the meaning provided in the recitals to this Agreement.

“Agreement” shall mean this Security Agreement, as the same may be modified, supplemented, extended, renewed, replaced, restated or amended from time to time in accordance with its terms.

“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

“Bankruptcy Code” means Title II of the United States Bankruptcy Code, 11 U.S.C. § et. seq., as amended from time to time.

“Borrowers” shall have the meaning provided in the recitals to this Agreement.

“Chattel Paper” shall have the meaning provided in Article 9 of the Uniform Commercial Code.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the Agreement for each of the Secured Parties, until one or more successors are appointed pursuant to Article XI of the Agreement and thereafter shall mean such successor or successors and all successors thereto.

“Collateral Agent Costs” shall have the meaning provided in Section 10.2 of this Agreement.

“Commercial Tort Claim” shall have the meaning provided in Article 9 of the Uniform Commercial Code, and shall include any such claim that is listed on Schedule 2.11 (as such Schedule may be amended from time to time in accordance with Section 2.11 or otherwise).

“Contract Rights” shall mean all rights of any Assignor (including, without limitation, all rights to payment) under each Contract.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, (i) each partnership agreement to which such Assignor is a party and (ii) any Hedging Agreements.

“Copyrights” shall mean any registrations of any Copyrights in the United States Copyright Office which any Assignor now owns or hereafter acquires, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by any Assignor.

“Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Credit Agreement Obligations” shall have the meaning provided in the definition of “Obligations” in this Annex A.

“Default” shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

“Deposit Accounts” shall mean, with respect to any Assignor, any “deposit account” of such Assignor, as such term is defined in Article 9 of the Uniform Commercial Code, whether now owned or existing or hereafter acquired or arising, and, in any event, shall include any demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization.

“Documents” shall have the meaning provided in Article 9 of the Uniform Commercial Code.

“Electronic Chattel Paper” shall have the meaning provided in Article 9 of the Uniform Commercial Code.

“Equipment” shall mean any “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings and fixtures, including movable trade fixtures now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

“Excluded Foreign or Transportation Assets” means the following Collateral, collectively:

(i)            all property of the Assignors located at its cement manufacturing facility in Armenia, to the extent that a security interest therein granted by the Company may be perfected only by actions taken under the laws of jurisdictions other than the United States or any state or subdivision thereof;

(ii)           Inventory located outside of the United States and having an aggregate book value for all Assignors together of less than $20,000,000; and

(iii)          Excluded Transportation Assets.

“Excluded Transportation Assets” means, titled vehicles, vessels and other assets and properties owned by Assignors in which a security interest may not be perfected through the filing of financing statements under the UCC and which have an aggregate fair market value from time to time of less than $5,000,000 for all Assignors together.

“Existing Hedging Agreements” shall have the meaning provided in the recitals to this Agreement.

“Fully Paid” means with respect to any Obligations, that the respective obligee of such Obligation (which obligee shall be, in the case of the Credit Agreement Obligations, the Administrative Agent) shall have certified to the Collateral Agent that such Obligation has terminated and that there remain no obligations of any kind whatsoever of the Borrower with respect thereto (other than contingent indemnification obligations as to which no claims shall have accrued or be pending).

“General Intangibles” shall have the meaning provided in Article 9 of the Uniform Commercial Code and shall in any event include all of any Assignor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies under any partnership agreement to which such Assignor is a party or with respect to any partnership of which such Assignor is a partner.

“Goods” shall have the meaning provided in Article 9 of the Uniform Commercial Code.

“Hedging Agreements” shall have the meaning provided in the first paragraph of this Agreement.

“HSCC” means Huntsman Specialty Chemicals Corporation, a Delaware corporation.

“Indemnitee” shall have the meaning provided in Section 9.1 of this Agreement.

“Instructing Group” means, as of any date of determination thereof, the Required Lenders (or, to the extent required by Section 13.1 of the Credit Agreement, all the Lenders).

“Instrument” shall have the meaning provided in Article 9 of the Uniform Commercial Code.

“Intercompany Notes” means a promissory note evidencing indebtedness of the Company or any of the Company’s Restricted Subsidiaries which, in the case of the Company, is owing to any Restricted Subsidiary of the Company and which, in the case of any Restricted Subsidiary of the Company, is owing to the Company or any of its other Restricted Subsidiaries, in any case, in a form reasonably satisfactory to the Collateral Agent.

“Intercreditor Agreement” shall have the meaning provided in Section 1.2 to this Agreement.

“Inventory” shall mean all “inventory” as such term is defined in Article 9 of the Uniform Commercial Code, now owned or hereafter acquired by any Assignor and, in any event, shall include, but shall not be limited to, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production — from raw materials through work-in-process to finished goods — and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers.

“Investment Property” shall have the meaning provided in Article 9 of the Uniform Commercial Code and shall include, without limitation (i) all securities, whether certificated or uncertificated, including, without limitation, stocks, bonds, interests in limited liability companies, partnership interests, treasury securities, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Assignor, including without limitation, the rights of any Assignor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Assignor; (iv) all commodity contracts held by any Assignor; and (v) all commodity accounts held by any Assignor.

“Lenders” shall have the meaning provided in the recitals to this Agreement.

“Letter-of-Credit Rights” shall have the meaning as provided in Article 9 of the Uniform Commercial Code.

“Marks” shall mean all right, title and interest in and to any trademarks and service marks and trade names now held or hereafter acquired by any Assignor, which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by any Assignor in the United States and trade dress including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used in the United States.

“Obligations” shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including, without limitation, all “Obligations” as such term is defined in the Credit Agreement and all obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Loan Document to which such Assignor is a party and the due performance and compliance by each Assignor with all of the terms, conditions and agreements contained in each such Loan Document (all such obligations and liabilities being herein collectively called the “Credit Agreement Obligations”); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor now existing or hereafter incurred under, arising out of or in connection with any Hedging Agreement (including, in the case of Assignors other than the Borrower, all obligations of such Assignor under its Guarantee in respect of Hedging Agreements, and the due performance and compliance by each Assignor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the “Other Obligations”); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interests in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of any Assignor referred to in clauses (i) and (ii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 9.1 of this Agreement.  It is acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Other Obligations” shall have the meaning provided in the definition of “Obligations” in this Annex A.

“Patents” shall mean any United States patent now or hereafter owned by any Assignor, as well as any application for a United States patent now or hereafter owned by any Assignor.

“Permitted Liens” shall have the meaning provided in the Credit Agreement.

“Pledged Debt” means the indebtedness as evidenced by the Pledged Intercompany Notes.

“Pledged Intercompany Notes” means the Intercompany Notes described on Schedule B hereto, as it may, from time to time, be supplemented in accordance with the terms of  this Agreement.

“Pledged Securities” means, collectively, the Pledged Stock, any pledged promissory notes and the Pledged Intercompany Notes, if any.

“Pledged Stock” means the shares of capital stock described in Schedule C hereto, as it may, from time to time, be supplemented in accordance with the terms of the Agreement, and any other shares of capital stock pledged to the Collateral Agent hereunder or which otherwise become a part of the Collateral.

“Post-Petition Interest” shall mean interest accruing in respect of Obligations after the commencement of any bankruptcy, insolvency, receivership or similar proceedings by or against the Borrower, at the rate applicable to such Obligations pursuant to the applicable Loan Documents, whether or not such interest is allowed as a claim enforceable against the Borrower in a bankruptcy case under the Bankruptcy Code, and any other interest that would have accrued but for the commencement of such proceedings.

“Primary Obligations” shall have the meaning provided in Section 8.4(b) of this Agreement.

“Proceeds” shall have the meaning provided in Article 9 of the Uniform Commercial Code or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or Guarantee payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Pro Rata Share” shall have the meaning provided in Section 8.4(b) of this Agreement.

“Receivables” shall mean any “account” as such term is defined in Article 9 of the Uniform Commercial Code, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor’s rights to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, including health-care insurance receivables (as such term is defined in the Uniform Commercial Code), (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (ii) all of such Assignor’s right, title and interest in and to any goods, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, records, ledger cards, and invoices relating thereto, (vi) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.

“Representative” shall have the meaning provided in Section 8.4(d) of this Agreement.

“Secondary Obligations” shall have the meaning provided in Section 8.4(b) of this Agreement.

“Secured Party” shall have the meaning provided in the first paragraph of this Agreement.

“Senior Secured Notes” shall have the meaning provided in the Recitals of this Agreement.

“Senior Secured Notes Indenture” shall have the meaning provided in the Recitals of this Agreement.

“Senior Secured Notes Obligations” shall have the meaning provided in the definition of “Obligations” in this Annex A.

“Senior Secured Notes Trustee” shall have the meaning provided in the Recitals of this Agreement.

“Significant Copyrights” shall mean, at any time, those Copyrights which the relevant Assignor believes in its reasonable judgment to be material to its business at such time.

“Significant Marks” shall mean, at any time, those Marks which the relevant Assignor believes in its reasonable judgment to be material to its business at such time.

“Significant Patents” shall mean, at any time, those Patents which the relevant Assignor believes in its judgment to be material to its business at such time.

“Software” shall have the meaning provided in Article 9 of the Uniform Commercial Code.

“Stock Rights” means any stock, any dividend or other distribution and any other right or property which an Assignor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any shares of Pledged Stock and any stock, any right to receive stock and any right to receive earnings, in which an Assignor now has or hereafter acquires any right, issued by an issuer of the Pledged Stock.

“Term Credit Agreement” shall mean that certain Credit Agreement, dated as of the date hereof, by and among the Company, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and the lenders parties thereto, together with any agreement or agreements from time to time executed by the Company to evidence any refinancings or successive refinancings of all or any part of the Term Credit Agreement Obligations, together with any amendments, modifications, extensions, supplements to, or restatements of any of the foregoing permitted by the Credit Agreement.

“Term Credit Agreement Collateral Agent” shall mean the Collateral Agent (as such term is defined in the Term Credit Agreement).

“Term Credit Agreement First Lien Collateral” shall have the meaning provided in Section 1.2 of this Agreement.

“Term Credit Agreement Loan Documents” shall mean the Loan Documents (as defined in the Term Credit Agreement) and all other documents, instruments and agreements now or hereafter evidencing or securing the whole or any part of the Term Credit Agreement Obligations (including, without limitation, each of the loan documents as defined in any principal agreement evidencing Term Credit Agreement Obligations, including any documents evidencing or securing any complete, partial or successive refunding, refinancing or replacement of the Term Credit Agreement Obligations and any amendments, modifications, renewals or extensions of any of the foregoing).

“Term Credit Agreement Obligations” shall mean Obligations under and as defined in the Term Credit Agreement.

“Termination Date” shall have the meaning provided in Section 12.2 of this Agreement.

“Trade Secrets” shall mean any know-how, technology, product formulations, procedures and product and manufacturing specifications or standards now or hereafter utilized in the relevant Assignor’s business.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as now or hereafter in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Collateral Agent’s security interests in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in any other jurisdiction, the term “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”  The words “herein,” “hereof” and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement.  References to “Articles”, “Sections”, “paragraphs”, “Exhibits” and “Schedules” in this Agreement shall refer to Articles, Sections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

Annex B
to
Agreement

GRANT OF SECURITY INTEREST IN
UNITED STATES TRADEMARKS AND PATENTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [NAME OF GRANTOR], a                      corporation (the “Grantor”) with principal offices at                                              , hereby grants to Deutsche Bank Trust Company Americas, as Collateral Agent, with principal offices at 60 Wall Street, New York, New York 10005 (the “Grantee”), a security interest in (i) all of the Grantor’s right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule B attached hereto, (ii) all of the Grantor’s right, title and interest in and to the United States patents (the “Patents”) set forth on Schedule C attached hereto, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) of the Marks and Patents, (iv) the goodwill of the businesses symbolized by the Marks and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

THIS GRANT is made to secure the full and prompt performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement between the Grantor, the other assignors party thereto and the Grantee, dated as of October 14, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).  Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall, upon such satisfaction, execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in and re-assigning the Marks and Patents acquired under this Grant to the Grantor.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement.  The rights and remedies of the Grantee with respect to the security interest granted herein are more fully set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Grant of Security Interest as of the      day of                   ,         .

[NAME OF GRANTOR],
as Grantor

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Grantee

By:
Name:
Title:

STATE OF                                      )

) ss.:

COUNTY OF                                  )

On this     day of                    ,          before me personally came                            , who being duly sworn, did depose and say that he is                                    of [Name of Grantor], that he is authorized to execute the foregoing Grant of Security Interest on behalf of said corporation and that he did so by authority of the Board of Directors of said Corporation.

Notary Public

STATE OF                        )

)  ss.:

COUNTY OF                    )

On this      day of                    ,          before me personally came                             who, being by me duly sworn, did state as follows: that s/he is                             of Deutsche Bank Trust Company Americas, that s/he is authorized to execute the foregoing Grant of Security Interest on behalf of said corporation and that s/he did so by authority of the Board of Directors of said corporation.

Notary Public

Schedule B

U.S. Trademark Registration

Registered Mark	Registration No.	Registration Date

Schedule C

All patents are encumbered with security interests.

Patent Number	Date Issued	Title

Annex C
to
Agreement

GRANT OF SECURITY INTEREST
IN UNITED STATES COPYRIGHTS

WHEREAS, [NAME OF GRANTOR], a                       corporation (the “Grantor”), having its chief executive office at                                               , is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule B attached hereto;

WHEREAS, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent, having its principal offices at 60 Wall Street, New York, New York 10005 (the “Grantee”), desires to acquire a security interest in, and lien on, all of Grantor’s right, title and interest in and to Grantor’s copyrights and copyright registrations and applications therefor described above; and

WHEREAS, the Grantor is willing to assign to the Grantee, and to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of October 14, 2004, between the Grantor, the other assignors from time to time party thereto and the Grantee (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), the Grantor hereby grants to the Grantee a security interest in and a lien upon, all of Grantor’s right, title and interest in and to Grantor’s copyrights and copyright registrations and applications more particularly set forth on Schedule B attached hereto, (the

“Copyrights”) together with (i) all Proceeds (as such term is defined in the Security Agreement referred to below) of the Copyrights, and (ii) all causes of action arising prior to or after the date hereof for infringement of any Copyright.

This GRANT OF SECURITY INTEREST is made to secure the satisfactory performance and payment of all the Obligations (as such term is defined in the Security Agreement) of the Grantor and shall be effective as of the date of the Security Agreement.  Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall, upon such satisfaction, execute, acknowledge, and deliver to Grantor an instrument in writing releasing the security interest in the Copyrights acquired under this Grant of Security Interest.

This Grant of Security Interest has been granted in conjunction with the security interest granted to Grantee under the Security Agreement.  The rights and remedies of the Grantee with respect to the security interest granted herein are more fully set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Grant of Security Interest are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the      day of                       ,         .

[NAME OF GRANTOR],
as Grantor

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Collateral Agent Grantee

By:
Name:
Title:

STATE OF	)
) ss.:
COUNTY OF	)

On this      day of                    ,         , before me personally came                               who, being by me duly sworn, did state as follows:  that he is                              of [Name of Grantor], that he is authorized to execute the foregoing Grant of Security Interest on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.

Notary Public

STATE OF	)
) ss.:
COUNTY OF	)

On this      day of                    ,         , before me personally came                               who, being by me duly sworn, did state as follows:  that s/he is                              of Deutsche Bank Trust Company Americas, that s/he is authorized to execute the foregoing Grant of Security Interest on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.

Notary Public

Schedule B

UNITED STATES COPYRIGHTS

Annex D
to
Agreement

ADDITION OF NEW ASSIGNOR
TO SECURITY AGREEMENT

ADDITION OF NEW ASSIGNOR TO SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this “Instrument”), dated as of               ,         , amending that certain Security Agreement, dated as of October 14, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among the Assignors (the “Assignors”) party thereto and Deutsche Bank Trust Company Americas, as Collateral Agent (the “Collateral Agent”) for the Secured Parties.

Reference is made to the Credit Agreement dated as of October 14, 2004 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Huntsman LLC, a Utah limited liability company, the other borrowers parties thereto, the financial institutions (the “Lenders”) from time to time party thereto and Deutsche Bank Trust Company Americas, as administrative agent (together with any successor agent, the “Agent”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Credit Agreement.

The Assignors have entered into the Agreement in order to induce the Lenders to extend credit pursuant to the Credit Agreement and to induce the other Secured Parties to extend Hedging Agreements.  Pursuant to Section 7.11 of the Credit Agreement, the undersigned is required to enter into the Agreement as an Assignor.  Section 14.2(d) of the Agreement provides that additional parties may become an Assignor under the Agreement by execution and delivery of an instrument in the form of this Instrument.  The undersigned (the “New Party”) is executing this Instrument in accordance with the requirements of the Credit Agreement to become an Assignor under the Agreement in order to induce the Lenders to extend and continue the extension of credit pursuant to the Credit Agreement.

Accordingly, the New Party agrees as follows:

SECTION 1.           In accordance with the Agreement, the New Party by its signature below becomes a party to the Agreement with the same force and effect as if originally named therein as a party and the New Party hereby (a) agrees to all the terms and warrants that the representations and warranties made by it as a party thereunder are true and correct in all material respects on and as of the date hereof after giving effect to the disclosures attached hereto as Annex I.  Each reference to an “Assignor” in the Agreement shall be deemed to include the New Party.  The Agreement is hereby incorporated herein by reference.

SECTION 2.           The New Party represents and warrants to the Collateral Agent and the Secured Parties that this Instrument has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 3.           This Instrument may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Instrument shall become effective when the Collateral Agent shall have received a counterpart of this Instrument that bears the signatures of the New Party.

SECTION 4.           Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.

SECTION 5.         THIS INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

SECTION 6.           All communications and notices hereunder shall be in writing and given as provided in the Agreement.  All communications and notices hereunder to the New Party shall be given to it at the address set forth under its signature below.

IN WITNESS WHEREOF, the New Party has duly executed this Addition of New Assignor to the Security Agreement as of the day and year first above written.

[NAME OF NEW PARTY],

By:
Name:
Title:
Address: